Form N-SAR
Sub-Item 77Q1(e)
Copies of New Registrant Investment Advisory Contracts
U.S. Value Fund
International Equity Fund
333-106142, 811-21371

Janus Adviser Investment Advisory Agreement - U.S. Value Fund is incorporated herein by reference to Exhibit 4(a) to Pre-Effective Amendment No. 1 to Janus Adviser's registration statement on Form N-1A, filed on September 26, 2003, accession number 0001035704-03-000699 (File No. 333-106142).

Janus Adviser Investment Advisory Agreement - International Equity Fund is incorporated herein by reference to Exhibit 4(c) to Pre-Effective Amendment No. 1 to Janus Adviser's registration statement on Form N-1A, filed on September 26, 2003, accession number 0001035704-03-000699 (File No. 333-106142).

Sub-Advisory Agreement for U.S. Value Fund of Janus Adviser is incorporated herein by reference to Exhibit 4(b) to Pre-Effective Amendment No. 1 to Janus Adviser's registration statement on Form N-1A, filed on September 26, 2003, accession number 0001035704-03-000699 (File No. 333-106142).

Sub-Advisory Agreement for International Equity Fund of Janus Adviser is incorporated herein by reference to Exhibit 4(d) to Pre-Effective Amendment No. 1 to Janus Adviser's registration statement on Form N-1A, filed on September 26, 2003, accession number 0001035704-03-000699 (File No. 333-106142).